EXHIBIT 23.1

Board of Directors
World Surveillance Group Inc.

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation of our report dated August 5, 2011 on our audits of the financial statements of Global Telesat Corp. for the years ended December 31, 2010 and 2009 included in this Current Report on Form 8-K/A.

/s/ Rosen Seymour Shapss Martin & Company LLP
Rosen Seymour Shapss Martin & Company LLP

New York, New York
August 8, 2011